HEALTHCARE ACQUISITION CORP. AND PHARMATHENE, INC.
FILE CERTIFICATE OF MERGER TO COMPLETE ACQUISITION; CONFIRMATION TO BE SOUGHT FROM DELAWARE COURT OF CHANCERY REGARDING STOCKHOLDER VOTE

DES MOINES, IA and ANNAPOLIS, MD, August 6, 2007 - Healthcare Acquisition Corp. (AMEX: HAQ), a publicly-traded special purpose acquisition company, and PharmAthene, Inc., a biodefense company developing and commercializing medical countermeasures against biological and chemical threats, today announced that, following the actions at HAQ’s Special Meeting of Stockholders in which HAQ’s stockholders voted to approve the merger of its subsidiary with PharmAthene, Inc., the certificate of merger was filed.

Under the terms of the Agreement and Plan of Merger, dated as of January 19, 2007, HAQ acquired all of the outstanding securities of PharmAthene and PharmAthene became a wholly owned subsidiary of HAQ. Additionally, as contemplated under the Merger Agreement, HAQ filed an amendment to its certificate of incorporation to, among other things, change its name to PharmAthene, Inc. and the name of PharmAthene, Inc., now a subsidiary of HAQ, was changed to PharmAthene US Corporation. It is expected that the Company’s common stock and warrants will trade under the following symbols when trading recommences:

•	common stock will trade under “PIP”

•	warrants will trade under “PIP.WS”

Stockholders of HAQ are not required to submit their share certificates for re-issuance.

At the HAQ Special Meeting of Stockholders, the number of shares requesting conversion into cash from the trust fund was misreported to the Company. Following that misreporting, certain of the officers, directors and current stockholders of HAQ and certain stockholders of PharmAthene purchased in the aggregate an additional 400,000 shares of HAQ common stock which shares were voted, pursuant to the negotiated terms of sale, in favor of the merger, reducing the number of conversion elections and allowing for approval of the merger. Because the vote was initially misreported to the Company at the meeting, a determination will be sought from the Delaware Chancery Court to affirm the validity of the stockholder vote approving the merger. Although the Board of HAQ believes that the approval of the merger was valid, in the event that the Delaware Court of Chancery does not affirm such validity, HAQ could be required to liquidate any funds then held in trust.

HAQ intends to inform the escrow agent for its trust funds immediately to proceed with liquidating that portion of the trust fund representing the positions of those stockholders who voted against the merger and requested conversion of their shares. The remaining funds will be held in trust pending further direction of the Board of Directors of the Company.

 Additional Information

HAQ AND PHARMATHENE CLAIM THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF HAQ AND PHARMATHENE REGARDING, AMONG OTHER THINGS, THE POTENTIAL DETERMINATIONS BY A COURT OF CHANCERY IN DELAWARE AS TO THE VALIDITY OF THE APPROVAL OF THE MERGER, WHICH CANNOT BE PREDICTED WITH CERTAINTY. NO ASSURANCES CAN BE GIVEN THAT OTHER PARTIES WILL NOT OPPOSE CONFIRMATION OF SUCH VALIDITY.

About Healthcare Acquisition Corp.

Des Moines-based Healthcare Acquisition Corp. was jointly formed by healthcare investing pioneers, John Pappajohn and Derace L. Schaffer, M.D. Healthcare Acquisition Corp. was a special purpose acquisition company focused on the healthcare industry. The Company’s shares traded on the American Stock Exchange, under the symbol HAQ and its warrants traded on the American Stock Exchange under the symbol HAQW. Following HAQ’s Special Meeting of Stockholders held on Friday, August 3, 2007, the name of HAQ was changed to “PharmAthene, Inc.”

About PharmAthene, Inc.

PharmAthene was a privately-held biodefense company, was formed in 2001 to meet the critical needs of the United States by developing biodefense products. PharmAthene is dedicated to the rapid development of important and novel biotherapeutics to address biological pathogens and chemicals that may be used as weapons of bioterror. PharmAthene’s lead programs include Valortim™ and Protexia®. For more information on PharmAthene, please visit its website at www.PharmAthene.com. Following approval of the merger at HAQ’s Special Meeting of Stockholders held on Friday, August 3, 2007, the name of PharmAthene was changed to “PharmAthene US Corporation.”